As filed with the Securities and Exchange Commission on October 13, 2000.
                                                Registration No. 333____________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                     FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                   SICOR INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                        33-0176647
-------------------------------                  -------------------------------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                         Identification No.)


           19 HUGHES
       IRVINE, CALIFORNIA                                    92618
-------------------------------                  -------------------------------
     (Address of Principal                                 (Zip Code)
       Executive offices)

          AMENDED AND RESTATED SICOR INC. 1997 LONG-TERM INCENTIVE PLAN
          -------------------------------------------------------------
                            (Full title of the plan)

                                                               Copy to:

          WESLEY N. FACH                            THOMAS E. SPARKS, JR.
   Vice President, Senior Legal                 Pillsbury Madison & Sutro LLP
      Counsel and Secretary                                P.O. Box 7880
            SICOR Inc.                               San Francisco, CA 94120
            19 Hughes                                    (415) 983-1000
     Irvine, California  92618                           --------------
          (949) 455-4700
          --------------
   (Name, address and telephone
   number, including area code,
      of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
      Title of Each                                        Proposed                 Proposed
   Class of Securities            Amount To            Maximum Offering         Maximum Aggregate             Amount of
     To Be Registered          Be Registered(1)       Price Per Share(2)        Offering Price(2)         Registration Fee
---------------------------   -------------------   -----------------------  ------------------------  ------------------------
Common Stock, $.01 par          600,000 shares              $10.44                 $6,264,000                 $1,653.70
value, including related
Series I Participating
Preferred Stock Purchase
Rights
===============================================================================================================================

(1)      Calculated pursuant to General Instruction E to Form S-8.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, upon the average of the high and low prices as reported on the Nasdaq National Market on October 10, 2000.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1993.

       INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

         GENERAL INSTRUCTION E INFORMATION

                  This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

                  Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on April 4, 1997 (File No. 333-24597), October 27, 1997 (File No. 333-38815), August 28, 1998
         (File No. 333-62461) and July 16, 1999 (File No. 333-83079) are
         hereby incorporated by reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

                  (1) Annual Report on Form 10K (File No. 0-18549), for the fiscal year ended December 31, 1999;

                  (2) Registrant's Quarterly Report on Form 10-Q, for the quarters ended March 31, 1999 and June 30, 2000;

                  (3) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8A; and

                  (4) The description of the Preferred Stock Purchase Rights for Series I Participating Preferred Stock, par value $.01 per share of the Registrant contained in its Registration Statement on Form 8A.

                  In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on October 13, 2000.


                                       SICOR INC.

                                       By /s/ Carlo Salvi
                                          -------------------------------------
                                                       Carlo Salvi
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carlo Salvi, John W. Sayward or Wesley N. Fach, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


                 SIGNATURE                               TITLE                        DATE
                 ---------                               -----                        ----
     /s/ Carlo Salvi                          President, Chief Executive              October 13, 20000
     -------------------------------          Officer and Director (Principal
                Carlo Salvi                   Executive Officer)


     /s/ John W. Sayward                      Executive Vice President,               October 13, 2000
     -------------------------------          Finance, Chief Financial
              John W. Sayward                 Officer, Treasurer and Director
                                              (Principal Financial Officer)


     /s/ David C. Dreyer                      Vice President, Corporate               October 13, 2000
     -------------------------------          Controller and Chief Accounting
             David C. Dreyer                  Officer (Principal Accounting
                                              Officer)



                 SIGNATURE                       TITLE                                DATE
                 ---------                       -----                                ----
     /s/ Donald E. Panoz
     -------------------------------          Chairman of the Board of                October 13, 2000
             Donald E. Panoz                  Directors

     /s/ Frank C. Becker
     -------------------------------          Director                                October 13, 2000
              Frank C. Becker

     /s/ Michael D. Cannon
     -------------------------------          Director                                October 13, 2000
             Michael D. Cannon

     /s/ Gianpaolo Colla
     -------------------------------          Director                                October 13, 2000
              Gianpaolo Colla

     /s/ Herbert J. Conrad
     -------------------------------          Director                                October 13, 2000
            Herbert J. Conrad

     /s/ Carlos A. Ferrer
     -------------------------------          Director                                October 13, 2000
             Carlos A. Ferrer

     /s/ Carlo Ruggeri
     -------------------------------          Director                                October 13, 2000
               Carlo Ruggeri

                              INDEX TO EXHIBITS


        EXHIBIT
         NUMBER                                      EXHIBIT
        -------                                      -------
          5.1              Opinion of Pillsbury Madison & Sutro LLP regarding legality of securities to be offered.

         10.1              Amended and Restated SICOR Inc. 1997 Long-Term Incentive Plan.

         23.1              Consent of Ernst & Young LLP, Independent Auditors.

         23.3              Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

         24.1              Power of Attorney (see page 3).